EXHIBIT 10.261


                           First Amendment
                    Dated as of December 10, 1999
                              to
                     Receivables Sale Agreement
                   Dated as of December 11, 1998

This Amendment (the "Amendment"), dated as of December 10, 1999, is entered into among Crompton & Knowles Receivables Corporation (the "Seller"), CK WITCO Corporation (as successor by merger with Crompton & Knowles Corporation) (the "Initial Collection Agent"), Windmill Funding Corporation, a Delaware corporation ("Windmill"), ABN AMRO Bank N.V., as Windmill's program letter of credit provider (the "Enhancer"), the Liquidity Provider listed on the signature page hereof (the "Liquidity Provider") and ABN AMRO Bank N.V., as agent for Windmill, the Enhancer and the Liquidity Provider (the "Agent").

Reference is hereby made to that certain Receivables Sale Agreement, dated as of December 11, 1998 (as amended, supplemented or otherwise modified through the date hereof, the "Sale Agreement"), among the Seller, the Initial Collection Agent, Windmill, the Enhancer, the Liquidity Provider and the Agent. Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Subject to the following terms and conditions, including without limitation the conditions precedent set forth in Section 2, upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:

     (a) CK WITCO Corporation (as successor by merger with Crompton & Knowles Corporation) ("CK WITCO") hereby assumes the obligations of Crompton & Knowles Corporation as the Collection Agent under the Sale Agreement. CK WITCO agrees that it will perform all duties and obligations which by the terms of the Sale Agreement are required to be performed by it as the Collection Agent.

     (b)     The first sentence of Section 1.1(a) of the Sale
Agreement is hereby deleted and replaced with the following:

     "Subject to the terms and conditions hereof, the Seller may, from time to time before the Liquidity Termination Date, sell to Windmill, or, only if Windmill declines to make the applicable purchase, ratably to the Committed Purchasers an undivided percentage ownership interest in the Receivables and all related Collections."

     (c) Section 1.1(c) of the Sale Agreement is hereby deleted and replaced with the following:

          (c) Incremental Purchases. In order to request an Incremental Purchase from a Purchaser, the Seller must provide to the Agent an irrevocable written request (including by telecopier or other facsimile communication) substantially in the form of Exhibit A, by 10:00 a.m. (Chicago time) three Business Days before the requested date (the "Purchase Date") of such Purchase, specifying the requested Purchase Date (which must be a Business
Day) and the requested amount (the "Purchase Amount") of such Purchase, which must be in a minimum amount of $1,000,000 and multiples thereof (or, if less, an amount equal to the Maximum Incremental Purchase Amount). An Incremental Purchase may only be requested from Windmill unless Windmill, in its sole discretion, determines not to make such Incremental Purchase in which case the Seller will automatically be deemed to have requested such Incremental Purchase from the Committed Purchasers. The Agent shall promptly notify the contents of any such request to each Purchaser from which the Purchase is requested. If Windmill determines, in its sole discretion, to make the requested Purchase, Windmill shall transfer to the Agent's Account the amount of such Incremental Purchase on the requested Purchase Date. If Windmill refuses to make a requested Purchase, the Seller shall automatically be deemed to have requested the Incremental Purchase from the Committed Purchasers (which such request may only be made on and after January 3, 2000), subject to Section 7.2 and the other terms and conditions hereof, each Committed Purchaser shall transfer its Ratable Share of the requested Purchase Amount into the Agent's Account by no later than 12:00 noon (Chicago time) on the Purchase Date. The Agent shall transfer to the Designated Account the proceeds of any Incremental Purchase delivered into the Agent's Account. Notwithstanding anything in this Agreement to the contrary, the Committed Purchasers shall have no Commitment to make an Incremental Purchase prior to January 3, 2000.
     (d) Section 1.3 of the Sale Agreement is hereby deleted and replaced with the following:

          Section 1.3. Selection of Discount Rates and Tranche Periods. (a)(1) The provisions of this subsection (a)(1) shall apply to all Investment of Windmill funded with commercial paper issued on or before the Agent makes the election described in clause (a)(2) below: All such Investment shall be allocated to one or more Tranches reflecting the Discount Rates at which such Investment accrues Discount and the Tranche Periods for which such Discount Rates apply. All such Investment of Windmill shall accrue Discount at the CP Rate. Each CP Tranche shall be in the minimum amount of $1,000,000 and in multiples thereof.
All Discount accrued at the CP Rate during a Tranche Period shall be payable by the Seller on the last day of such Tranche Period;
(2) At the Agent's option, the Agent may notify the Seller that the provisions of this subsection (a)(2) shall apply to all Investment of Windmill funded with Pooled Commercial Paper issued after the Agent delivers a notice to the Seller that it elects to have the provisions of this clause (a)(2) to be applicable to the Investment of Windmill: The Seller shall pay Funding Charges with respect to Windmill's Purchase Interest for each day that any Investment in respect of such Purchase Interest is outstanding. Each such Purchase Interest will accrue Funding Charges each day based on the Pooled Allocation. On each Settlement Date the Seller shall pay to the Agent (for the benefit of Windmill) an aggregate amount equal to all accrued and unpaid Funding Charges in respect of such Purchase Interest for the immediately preceding Discount Period; (3) All Investment of the Committed Purchasers shall be allocated to one or more Tranches reflecting the Discount Rates at which such Investment accrues Discount and the Tranche Periods for which such Discount Rates apply. In each request for an Incremental Purchase from a Committed Purchaser and three Business Days before the expiration of any Tranche Period applicable to any Committed Purchaser's Investment, the Seller may request the Tranche Period(s) to be applicable to such Investment and the Discount Rate(s) applicable thereto. All Investment of the Committed Purchasers may accrue Discount at either the Eurodollar Rate or the Prime Rate, in all cases as established for each Tranche Period applicable to such Investment. Each Tranche shall be in the minimum amount of $1,000,000 and in multiples thereof or, in the case of Discount accruing at the Prime Rate, in any amount of Investment that otherwise has not been allocated to another Tranche Period. Any Investment of the Committed Purchasers not allocated to a Tranche Period shall be a Prime Tranche. During the pendency of a Termination Event, the Agent may reallocate any outstanding Investment of the Committed Purchasers to a Prime Tranche. All Discount accrued on the Investment of the Committed Purchasers during a Tranche Period shall be payable by the Seller on the last day of such Tranche Period or, for a Eurodollar Tranche with a Tranche Period of more than three months, 90 days after the commencement, and on the last day, of such Tranche Period.

          (b) The Agent shall allocate the Investment of Windmill to Tranche Periods in its sole discretion. If, by the time required in Section 1.3(a), the Seller fails to select a Discount Rate or Tranche Period for any Investment of the Committed Purchasers, such amount of Investment shall automatically accrue Discount at the Prime Rate for a three Business Day Tranche Period. Any Investment purchased from Windmill pursuant to the Transfer Agreement shall accrue interest at the Prime Rate and have an initial Tranche Period of three Business Days.

          (c) If the Agent or any Committed Purchaser determines (i) that maintenance of any Eurodollar Tranche would violate any applicable law or regulation, (ii) that deposits of a type and maturity appropriate to match fund any of such Purchaser's Eurodollar Tranches are not available or (iii) that the maintenance of any Eurodollar Tranche will not adequately and fairly reflect the cost of such Purchaser of funding Eurodollar Tranches, then the Agent, upon the direction of such Purchaser, shall suspend the availability of, and terminate any outstanding, Eurodollar Tranche so affected. All Investment allocated to any such terminated Eurodollar Tranche shall be reallocated to a Prime Rate Tranche

     (e)     The defined term "Federal Funds Rate" appearing in
Schedule I to the Sale Agreement is hereby deleted and replaced with the following:

     "Federal Funds Rate" means for any day the greater of
(i) the highest rate per annum as determined by ABN AMRO at which overnight Federal funds are offered to ABN AMRO for such day by major banks in the interbank market, and (ii) if ABN AMRO is borrowing overnight funds from a Federal Reserve Bank that day, the highest rate per annum at which such overnight borrowings are made on that day. Each determination of the Federal Funds Rate by ABN AMRO shall be conclusive and binding on the Seller except in the case of manifest error.

     (f) The date "December 10, 1999" appearing in clause (d) of the defined term "Liquidity Termination Date" appearing in
Schedule I of the Sale Agreement is deleted and replaced with the date "December 8, 2000".

    (g)     The defined term "Originators" appearing in Schedule
I to the Sale Agreement is amended in its entirety to be and to read as follows:

     "Originators" means each of Uniroyal Chemical Company, Inc.
and Davis Standard Corporation.

     (h) The defined term "Reserve" appearing in Schedule I to the Sale Agreement is amended in its entirety to be and to read as follows:

     "Reserve" means, for each Purchaser, an amount equal to the Reserve Percentage multiplied by the Eligible Receivables
Balance.

    (i)      The date "December 10, 1999" appearing in clause
(c)(ii) of the defined term "Termination Date" appearing in
Schedule I of the Sale Agreement is deleted and replaced with the date "December 8, 2000".

    (j) The defined term "Windmill Termination Date" appearing in Schedule I to the Sale Agreement is hereby deleted and replaced with the following:

     "Windmill Termination Date" means the earliest of (a) the Business Day designated by Windmill at any time to the Seller and
(b) the Liquidity Termination Date.

     (k)     The following definitions shall be added to
Schedule I to the Sale Agreement, as alphabetically appropriate:

     "Allocated Commercial Paper" means commercial paper notes issued by Windmill for a tenor and in an amount specifically requested by any Person in connection with a Receivable Purchase
Facility.

     "Break Funding Costs" means for any Pool Funded Purchase Interest amounts payable to Windmill under the applicable Receivables Purchase Facility in connection with any prepayment or amortization if amounts payable thereunder in excess of the amount of the investment or loan prepaid or amortized and accrued and unpaid interest or discount thereon.

     "Discount Period" means, with respect to any Settlement Date or the Liquidity Termination Date, the period from and including the preceding Settlement Date (or if none, the date that the first Incremental Purchase is made hereunder) to but not including such Settlement Date or Liquidity Termination Date, as applicable.

     "Funding Charges" means, for each day, the sum of (i) discount accrued on Pooled Commercial Paper on such day, plus
(ii) any and all accrued commissions in respect of placement agents and commercial paper dealers in respect of such Pooled Commercial Paper for such day, plus (iii) issuing and paying agents' fees incurred on such Pooled Commercial Paper for such day, plus (iv) other costs associated with funding small or odd-lot amounts with respect to all Receivable Purchase Facilities which are funded by Pooled Commercial Paper for such day, minus
(v) any accrual of income net of expenses received on such day from investment of collections received under all Receivable Purchase Facilities funded with Pooled Commercial Paper, minus
(vi) any payment received on such day net of expenses in respect of Break Funding Costs related to the prepayment of any Purchase Interests held by Windmill pursuant to the terms of any Receivable Purchase Facilities funded substantially with Pooled Commercial Paper.

     "Pool Funded Purchase Interest" means each investment or loan of Windmill under a Receivables Purchase Facility funded with Pooled Commercial Paper.

     "Pooled Allocation" means, for each Pool Funded Purchase Interest, an amount each day equal to the product of (i) the Pooled Percentage Share of such Purchase Interest on such day multiplied by (ii) the aggregate amount of Funding Charges for such day.

     "Pooled Commercial Paper" means commercial paper notes of Windmill except (A) Allocated Commercial Paper, and (B) Specially
Pooled Paper.

     "Pooled Percentage Share" means, for each Pool Funded Purchase Interest, a fraction (expressed as a percentage) the numerator of which is equal to the Investment associated with such Pool Funded Purchase Interest and the denominator of which is equal to the aggregate amount of all outstanding investment (or comparable terms used in any Receivable Purchase Facility) held by Windmill which is funded substantially with Pooled Commercial Paper.

     "Receivable Purchase Facility" means any receivables purchase agreement, loan agreement or other similar contractual arrangement to which Windmill is a party relating to the transfer, purchase or financing of receivables or other assets.

     "Settlement Date" means the 20th day of each calendar month.

     "Specially Pooled Paper" means the aggregate of all commercial paper notes of Windmill issued in connection with receivables purchase facilities designated from time to time by the Agent (in its sole discretion). Specially Pooled Paper will not include Pooled Commercial Paper or Allocated Commercial Paper at any time.

     (l) Exhibit A to the Sale Agreement is hereby deleted and replaced with the Exhibit A attached hereto.

     Section 2. Section 1 of this Agreement shall become effective only once the Agent has received, in form and substance satisfactory to the Agent, all documents and certificates as the Agent may reasonably request and all other matters incident to the execution hereof are satisfactory to the Agent.

     Section 3. The Sale Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents and all other documents executed in connection therewith, are in all respects ratified and confirmed. From and after the date hereof, the Sale Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Sale Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect.

     Section 4. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

     Section 5.     This Amendment shall be governed and
construed in accordance with the internal laws of the State of New York.

     In Witness Whereof, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                         ABN AMRO Bank N.V., as the Agent, as the
                         Liquidity Provider and as the Enhancer

                         By:
                         Title:

                         By:
                         Title:

                         Windmill Funding Corporation

                         By:
                         Title:

                         Crompton & Knowles Receivables
               Corporation

                         By:
                         Title:

                         CK WITCO Corporation (as successor by
                      merger with Crompton & Knowles
            Corporation)

                         By:
                         Title:


                         Exhibit A
                            To
                   Receivables Sale Agreement
              Form of Incremental Purchase Request

                                     ______________, 199_

ABN AMRO Bank N.V., as Agent
Asset Securitization, Structured Finance
Suite 725
135 South LaSalle Street
Chicago, Illinois 60674-9135
Attn:  Purchaser Agent-Windmill

Re:     Receivables Sale Agreement dated as of December 11, 1998
(as amended, the "Sale Agreement") among Crompton & Knowles Receivables Corporation, as Seller, CK WITCO Corporation (as successor by merger with Crompton & Knowles Corporation), as Initial Collection Agent, ABN AMRO Bank N.V., as Agent, and the Purchasers thereunder

Ladies and Gentlemen:
The undersigned Seller under the above-referenced Sale Agreement hereby confirms its has requested an Incremental Purchase of $___________ by Windmill under the Sale Agreement. [In the event Windmill is unable or unwilling to make the requested Incremental Purchase, the Seller hereby requests an Incremental Purchase of $___________ by the Committed Purchasers under the Sale Agreement at the [Eurodollar Rate with a Tranche Period of _____ months.] [Prime Rate]].

Attached hereto as Schedule I is information relating to the proposed Incremental Purchase required by the Sale Agreement. If on the date of this Incremental Purchase Request ("Notice"), an Interim Liquidation is in effect, this Notice revokes our request for such Interim Liquidation so that Reinvestment Purchases shall immediately commence in accordance with Section 1.1(d) of the Sale Agreement.

The Seller hereby certifies that both before and after giving effect to [each of] the proposed Incremental Purchase[s] contemplated hereby and the use of the proceeds therefrom, all of the requirements of Section 7.2 of the Sale Agreement have been satisfied.
                                  Very truly yours,

                                  Crompton & Knowles Receivables
                                  Corporation

                                  By
                                  Title


                         Schedule I
                             to
                  Incremental Purchase Requests

         Summary of Information Relating to Proposed Sale(s)

1.     Dates, Amounts, Purchaser(s), Proposed Tranche Periods

A1     Date of Notice

A2     Measurement Date (the last Business Day of the preceding
calendar month or the preceding Business Day, as applicable)

A3     Proposed Purchase Dates       __________________(each of
which is a Business Day)

A4     Respective Proposed Incremental Purchase on
each such Purchase Date
              $_________     $_________     $_________$_________

       (each Incremental      (A4A)     (A4B)     (A4C)     (A4D)
       Purchase must be in a
       minimum amount of
       $1,000,000 and multiples
       thereof, or, if less, an
       amount equal to the
       Maximum Incremental
       Purchase Amount)

A5     Proposed Allocation
among Purchasers
Windmill     $_________     $_________     $_________  $_________

Liquidity
  Providers  $_________     $_________     $_________  $_________

Enhancer     $_________     $_________     $_________  $_________

A6     Tranche Period
and, for Committed
Purchasers, Tranche Rate(s)

Starting Date   _________     _________     ________ __________
Ending Date     _________     _________     ________ __________
Number of Days  _________     _________     ________ __________
Prime or Eurodollar
(for Committed
Purchasers only)_________     _________     ________ __________

Each proposed Purchase Date must be a Business Day and must occur no later than two weeks after the Measurement Date set forth above. The choice of Measurement Date is a risk undertaken by the Seller. If a selected Measurement Date is not the applicable Purchase Date, the Seller's choice and disclosure of such date shall not in any manner diminish or waive the obligation of the Seller to assure the Purchasers that, after giving effect to the proposed Purchase, the actual Sold Interest as of the date of such proposed Purchase does not exceed 100%.